Exhibit 10.2

VARIABLE RATE DEMAND NOTE

(Auto Dealer – Floor Plan)

As of December 30, 2022	$8,750,000.00

BORROWER (Name): AMR AUTO HOLDINGS – SM, LLC

(Organizational Structure): limited liability company

(State Law organized under): Delaware

(Address of residence/chief executive office): 205 John E. Devine Drive, Manchester, New Hampshire 03103

BANK: M&T BANK, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14203. Attention: Office of General Counsel

1.DEFINITIONS. Each capitalized term shall have the meaning specified herein or in the Variable Rate Rider or Schedule respectively, and the following terms shall have the indicated meanings:

a.

“Applicable Rate” shall mean either the Variable Loan Rate or the Base Rate, or such other interest rate (if any) as may be provided for herein, as applicable from time to time in accordance with the terms hereof.

b.	“Approved Principal Amount” shall mean Eight Million Seven Hundred Fifty Thousand and 00/100 Dollars ($8,750,000.00)
c.	“Approved Principal Amount Allocation” shall mean the following amounts for each respective vehicle class:
(1)	New Vehicles. Up to $6,250,000.00 of the Approved Principal Amount may at any one time be borrowed to finance the purchase of New Vehicles.
(2)	Used Vehicles. Up to $1,000,000.00 of the Approved Principal Amount may at any one time be borrowed to finance the purchase of Used Vehicles.
(3)	Auction Vehicles. Up to $750,000.00 of the Approved Principal Amount may at any one time be borrowed to finance the purchase of Auction Vehicles.
(4)	Loaner or Service Vehicles. Up to $750,000.00 of the Approved Principal Amount may at any one time be borrowed to finance the purchase of Loaner or Service Vehicles.
d.

“Authorized Person” shall have the meaning ascribed to it in the Schedule. Mention of the Authorized Person’s name is for reference purposes only and the Bank may rely on a person’s title to ascertain whether someone is an Authorized Person who may act on behalf of the Borrower in connection herewith.

e.

“Bank Affiliate” as used in this Note shall mean any banking or lending affiliates of the Bank, any party acting as a participant lender in the credit arrangements contemplated herein, or any third party acting on the Bank’s behalf.

f.	“Base Rate Loan” shall mean a Loan which bears interest at the Base Rate.
g.	“Draft” shall have the meaning ascribed to it in the Loan Agreement (Floor Plan Financing), between the Borrower and Bank (as amended, restated, supplemented, or otherwise modified from time to time).
h.	“Draw Date” shall mean, in relation to each Loan, the date that such Loan is made or deemed to be made to Borrower pursuant to this Note.
i.	“Loan” shall mean a loan made to Borrower by the Bank pursuant to this Note.
j.

“New York Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.

k.	“Note” shall mean this Variable Rate Demand Note.
l.	“Outstanding Principal Amount” shall mean, at any point in time, the actual outstanding principal amount under this Note.
m.	“Schedule” shall mean that certain Schedule to this Note attached hereto and made a part hereof (including any replacements, amendments, modifications, extensions, renewals or substitutions thereof).
n.	“Variable Loan Rate” shall mean, with respect to each Approved Principal Amount Allocation listed below, the rate per annum rate equal to:
(1)	New Vehicles:

⌧ 1.87 percentage points above the greater of (a) the applicable Variable Loan Rate (as defined in the attached Variable Rate Rider), adjusting daily, or (b) 0% (the “Index Floor”).

(2)	Used Vehicles:

⌧ 1.87 percentage points above the greater of (a) the applicable Variable Loan Rate, adjusting daily , or (b) 0% (the “Index Floor”).

(3)	Auction Vehicles:

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⌧ 1.87 percentage points above the greater of (a) the applicable Variable Loan Rate, adjusting daily, or (b) 0% (the “Index Floor”).

(4)	Loaner or Service Vehicles:

⌧ 1.87 percentage points above the greater of (a) the applicable Variable Loan Rate, adjusting daily, or (b) 0% (the “Index Floor”).

If no rate is specified above, interest shall accrue at the Maximum Legal Rate (defined below).

o.	“Variable Rate Loan” shall mean a Loan that bears interest at the Variable Loan Rate.
2.	PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES.

a.Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank, ON DEMAND, the Approved Principal Amount or the Outstanding Principal Amount, if less, plus any other sums in excess of the Approved Principal Amount the Bank advances on Borrower’s behalf from time to time as a result of drafts drawn against Borrower’s account maintained at the Bank, plus interest as set forth below and all reasonable documented out-of-pocket fees and costs (including without limitation the Bank’s attorneys’ fees and disbursements) the Bank incurs in order to administer, service or modify the credit facility evidenced by this Note, to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”).

b.Allocation. The Borrower agrees to the allocations of the Approved Principal Amount that may at any one time be borrowed to finance the purchase of New Vehicles, Used Vehicles, Auction Vehicles and/or Loaner or Service Vehicles (as applicable) set forth herein.

c.Interest. Each Loan shall earn interest on the Outstanding Principal Amount thereof calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) from and including the Draw Date to, but not including, the date all amounts hereunder are paid in full at a rate per annum that shall on each day be the Applicable Rate. Except as set forth herein, the Applicable Rate shall be the applicable Variable Loan Rate. When the Applicable Rate is the Base Rate, any change in the Base Rate resulting from a change in the Prime Rate shall be effective on the date of such change.

d.Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

e.Payments; Late Charge; Default Rate. Payments shall be made in immediately available United States funds at any banking office of the Bank. Absent demand for payment in full, Borrower shall pay all accrued and unpaid interest, in amounts that may vary, on the first Business Day of the month, or as otherwise invoiced by the Bank. If any payment is not received within ten days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount, (b) the Bank’s then current late charge as announced by the Bank from time to time, or (c) $50.00. In addition, if the Bank has not actually received any payment under this Note within thirty days after its due date, from and after such thirtieth day the interest rate for all amounts outstanding under this Note shall automatically increase to 5 percentage points above the higher of the Base Rate or the Variable Loan Rate (the “Default Rate”), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default rate. Payments may be applied in any order in the sole discretion of the Bank, but prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal payments, if any, which are past due, then to current interest and Expenses and late charges, and last to remaining principal. The Borrower hereby authorizes the Bank to charge any deposit account that the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower.

f.Interest Accrual; Application of Payments. Interest will continue to accrue on the Outstanding Principal Amount until the Outstanding Principal Amount is paid in full. In connection with any daily adjusting interest rate, payment invoices may reflect estimated interest accruals for a portion of each billing period (to facilitate timely distribution of invoices in advance of each payment date), followed by appropriate interest accrual adjustments reflected in the invoice for the succeeding billing period. All installment payments (excluding voluntary prepayments of principal) will be applied as of the date each payment is received and processed. Payments may be applied in any order in the sole discretion of the Bank, but, prior to demand for payment in full, may be applied chronologically (i.e., oldest invoice first) to unpaid amounts due and owing, in the following order: first to accrued interest, then to principal, then to late charges and other fees, and then to all other Expenses.

g.Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change in (or in the interpretation of) any requirement of law or (b) compliance with any guideline or request from any central bank or other governmental or regulatory authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any loans hereunder, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank, pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs

h.Curtailments. Borrower shall make such regular reductions in outstanding Loans with respect to any vehicle or vehicles (whether new, used, auction or otherwise) as set forth in the Schedule to this Note or as the Bank may otherwise specify from time to time, in its sole discretion. Notwithstanding the application of such curtailments, Borrower acknowledges and agrees that all amounts owing by Borrower pursuant to this Note shall be repayable upon demand.

3.	LOANS.

a.General. Except as otherwise provided herein, each Loan hereunder shall be in the form of Variable Rate Loan. The Bank may make any Loan in reliance upon any oral, telephonic, written, teletransmitted or other request (the “Request(s)”) that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person.

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The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

b.Request for Loans. In making any Request for a Loan, Borrower shall specify the aggregate amount of such Loan and the Draw Date; provided, however, if a Request is received by the Bank after 2:00 p.m. (Eastern Standard Time) on any given day, the earliest possible Draw Date will be the next New York Business Day.

c.Delivery of Requests and Notices. Delivery of a Request for a Variable Rate Loan shall be made to the Bank at the address set forth in the Section 13 of this Note, or such other address designated by the Bank from time to time.

4.CONVERSION UPON DEFAULT. Unless the Bank shall otherwise consent in writing, if (i) Borrower fails to pay when due, in whole or in part, the indebtedness under the Note (whether by demand or otherwise), or (ii) there exists a condition or event which, with the passage of time, the giving of notice or both, shall constitute an event of default under any of Borrower’s agreements with the Bank, if any, the Bank, in its sole discretion, may convert any Variable Rate Loan to a Base Rate Loan. Nothing herein shall be construed to be a waiver by the Bank to have any Loan accrue interest at the Default Rate of interest (which shall be calculated from the higher of the Variable Loan Rate or the Base Rate, as described above).

5.SETOFF. The Bank shall have the right to set off against the amounts owing under this Note any property of Borrower or any guarantor or endorser of this Note held in a deposit or other account with the Bank or any of its affiliates, whether for safekeeping or otherwise, or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elects to do so. The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and/or each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser or guarantor hereof to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

6.ADVANCES; AUTHORIZED REPRESENTATIVES. This Note is issued by Borrower to the Bank in connection with a certain line of credit or loan limit made available by the Bank to Borrower (the “Credit”). The Bank may make any Loan or advance pursuant to the Credit including the advancing of any funds advanced by the Bank on Borrower’s behalf or to Borrower as a result of a Draft in reliance upon any oral, telephonic, written, teletransmitted or other request (the “Request(s)”) that the Bank in good faith believes to be valid and to have been made by Borrower or in the name of or on behalf of Borrower by an Authorized Person. Notwithstanding that individual names may have been provided to the Bank, the Bank shall be permitted at any time to rely solely on the title of an individual to ascertain whether that individual is an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. Borrower acknowledges that the transmission between Borrower and Bank of any Request or other instructions with respect to the Credit involves the possibility of errors, omissions, misinterpretations, fraud and mistakes, and agrees to adopt such internal measures and operational procedures as may be necessary to prevent such occurrences. By reason thereof, Borrower hereby assumes all risk of loss and responsibility for, and releases and discharges the Bank from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold Bank harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of, or in any way connected with or related to: (i) Bank’s accepting, relying on and acting upon any Request or other instructions with respect to the Credit; or (ii) any such error, omission, misinterpretation, fraud or mistake, provided such error, omission, misinterpretation, fraud or mistake is not directly caused by the Bank’s gross negligence or willful misconduct. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

7.	DEMAND, DISCRETIONARY FACILITY.

a.Discretionary Facility. The Bank shall have the sole and absolute discretion whether to make any Loan (or any portion of any Loan) requested by borrower regardless of any general availability under the Approved Principal Amount. The Bank may modify, restrict, suspend or terminate the credit under this Note at any time for any reason and without affecting Borrower’s then existing obligation under this Note. Any Request for a Loan hereunder shall be limited in amount, such that the sum of (i) the principal amount of such Request; (ii) the Outstanding Principal Amount under this Note; and (iii) the aggregate face amounts of (or, if greater, Borrower’s aggregate reimbursement obligations to the Bank (or any of its affiliates) in connection with) any letters of credit issued by the Bank (or any of its affiliates) at the request (or for the benefit of) Borrower, pursuant to this credit; does not exceed the Approved Principal Amount under this Note. Notwithstanding the above, the Bank shall have the sole and absolute discretion whether to make any Loan (or any portion of any Loan) requested by Borrower, regardless of any general availability under the Approved Principal Amount.

b.Demand Facility. This Note is payable on demand, and all amounts hereunder shall become immediately due and payable upon demand by the Bank; provided, however, that the Outstanding Principal Amount of this Note and all accrued and unpaid interest shall automatically become immediately due and payable upon the occurrence of a Bankruptcy Event with regard to Borrower or any guarantor or endorser of this Note. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note.

8.BANK RECORDS CONCLUSIVE. The Bank shall set forth on a schedule maintained on its computer the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower’s obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

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9.PURPOSE. Borrower certifies (a) that no Loan will be used to purchase or carry margin stock except with the Bank’s express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose.

10.AUTHORIZATION. Borrower, if a corporation, partnership, limited liability company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a valid and binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower’s performance is not threatened by any pending or threatened litigation.

11.USA PATRIOT ACT NOTICE. Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (“Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Bank to identify the Borrower in accordance with the Patriot Act. The Borrower agrees to, promptly following a request by Bank, provide all such other documentation and information that Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

12.MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

13.NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one) and separately to the Bank officer responsible for Borrower’s relationship with the Bank as stated in the Schedule to this Note). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) New York Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) New York Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

14.JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term “Borrower” shall include each as well as all of them, provided, however, the release by the Bank of the Borrower or any one or more endorsers or guarantors shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been irrevocably satisfied in full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.

The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless against any claim brought or threatened against any Indemnitee by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Bank’s relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank’s selection, but at the expense of the Borrower and any endorser and/or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.

15.GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

16.WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER

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ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit available funds in Borrower’s deposit account # with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

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VARIABLE RATE RIDER

(1-Month Term SOFR, Adjusting Daily)

Borrower: AMR Auto Holdings – SM, LLC

Promissory Note Original/Maximum Principal Amount: $8,750,000.00

Promissory Note Date: As of December 30, 2022

DEFINITIONS. The above-referenced Promissory Note is referred to herein as the “Note” and all references to the “Note” shall be deemed to include the Note and this Rider. As used in the Note and this Rider, each capitalized term shall have the meaning specified in the Note, and the following terms shall have the indicated meanings:

a.

“Base Rate” shall mean the rate per annum equal to the greater of (i) two (2) percentage points above the rate of interest announced by the Bank each day as its prime rate of interest (“Prime Rate”), or (ii) 3.25% (the “Base Rate Floor”).

b.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.

c.	“CME” shall mean CME Group Benchmark Administration Ltd.
d.

“Interest Period” shall mean, as to any SOFR Loan, the applicable period of time (one day, subject to the following terms) during which a particular setting of the SOFR Loan Rate remains in effect, with the first such Interest Period commencing on the date of this Note (or, as applicable, the date of the first advance of any SOFR Loan hereunder) and extending to but not including the next succeeding Rate Adjustment Date, with such Rate Adjustment Date and each Rate Adjustment Date thereafter constituting the beginning of each succeeding Interest Period; provided, however, that if a Rate Adjustment Date would fall on a day that is not a U.S. Government Securities Business Day, such Rate Adjustment Date (and the Interest Period extending to but not including such Rate Adjustment Date) shall be extended to the next succeeding U.S. Government Securities Business Day.

e.	“Rate Adjustment Date” shall mean each U.S. Government Securities Business Day.
f.

“SOFR” shall mean, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day as published by the SOFR Administrator.

g.	“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
h.	“SOFR Loan” shall mean any loan or other advance of funds made to the Borrower by the Bank pursuant to the Note that accrues interest at the SOFR Loan Rate.
i.

“SOFR Loan Rate” shall mean, for the duration of any Interest Period with respect to a SOFR Loan, the rate per annum (rounded upward to the nearest 1/16 of 1%) equal to Term SOFR published each U.S. Government Securities Business Day . Notwithstanding the foregoing, if, as of 5:00 p.m. (ET) on any U.S. Government Securities Business Day, Term SOFR has not been published, then the rate used will be such Term SOFR as published for the first preceding U.S. Government Securities Business Day so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Rate Determination Date. Notwithstanding any provision above, the practice of rounding to determine the SOFR Loan Rate may be discontinued at any time in the Bank’s sole discretion.

j.

“Term SOFR” shall mean the 1-Month CME SOFR Term Reference Rate administered by CME (or any successor forward- looking term rate derived from SOFR published by any successor administrator thereof, as may be recommended by the Federal Reserve Bank of New York) and published on the applicable commercially available screen page as may be designated by the Bank from time to time.

k.

“Term SOFR Conforming Changes” means, with respect to the use or administration of Term SOFR, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Business Day,” "U.S. Government Securities Business Day,” or “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of Term SOFR and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of Term SOFR exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the loan evidenced hereby).

l.

“U.S. Government Securities Business Day” shall mean any day other than Saturday, Sunday or other day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

m.	“Variable Loan Rate” shall mean the SOFR Loan Rate.

ADDITIONAL PROVISIONS.

Timing of Requests for Advances. In addition to and without compromising any additional requirements referenced in the Note, to the extent future advances are contemplated in the Note, the Bank reserves the right to require that any Borrower request for an advance must be delivered to the Bank at least three (3) U.S. Government Securities Business Days prior to the requested date of funding the advance.

Modification to Payment Due Date. Notwithstanding any provision to the contrary in the Note, if in any particular month the applicable payment due date is not a Business Day, the payment due date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such payment due date shall be the immediately preceding Business Day.

Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Bank will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of the Borrower or any other party hereto. The Bank will promptly notify the Borrower of the effectiveness of any Term SOFR Conforming Changes.

Disclosure Regarding Term SOFR. Borrower acknowledges and understands that (i) Term SOFR is established, administered and regulated by third parties, and its continuing existence and ongoing viability as a source and basis for establishing contractual interest rates is entirely outside the control of the Bank, (ii) Term SOFR is a derivative of SOFR, based on expectations derived from the derivatives markets and dependent upon derivatives market liquidity, (iii) certain industry groups have advised that Term SOFR is not recommended for all financing facilities, and (iv), the Bank does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR, or any component definition thereof or rates referenced in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement) or (b) the effect, implementation or composition of any Term SOFR Conforming Changes. Notwithstanding the above, Borrower has knowingly and voluntarily requested and/or accepted utilization of Term SOFR for all purposes provided for herein, accepting any inherent risks associated with such utilization, and hereby waives any claims or defenses against the Bank in connection therewith.

Prepayment; Breakage Fee. If (i) Borrower pays the principal balance, in whole or in part, on any SOFR Loan, on any day other than on Rate Adjustment Date (including as a result of an event of default), (ii) the SOFR Loan Rate is converted to the Base Rate on any day other than a Rate Adjustment Date; or (iii) to the extent applicable, Borrower fails to draw down or accept an advance, in whole or in part, of a SOFR Loan after giving a request therefor or otherwise tries to revoke any SOFR Loan, in whole or in part, then Borrower shall be liable for and shall pay the Bank, on demand, the higher of $250.00 or the actual amount of the liabilities, expenses, costs or funding losses that are a direct or indirect result of such prepayment or other condition described above, whether such liability, expense, cost or loss is by reason of (a) any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank, (b) the fixing of the interest rate payable on any SOFR Loans, or (c) otherwise (collectively, the “Breakage Fee”). The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.

Conversion to Base Rate Upon Default. Unless the Bank shall otherwise and in its sole discretion consent in writing, if (i) an event of default (with respect to any payment obligation or otherwise, as may be defined or described in the Note or related documents) has occurred and is continuing, or (ii) there exists a condition or event that, with the passage of time, the giving of notice, or both, shall constitute such an event of default, the Bank, in its sole discretion, may convert the applicable interest rate to the Base Rate, and each reference in the Note and herein to the applicable interest rate shall be deemed to be a reference to the Base Rate. Nothing herein shall be construed to be a waiver by the Bank of its right to have the outstanding principal balance accrue interest at the Default Rate, accelerate the indebtedness and/or exercise any other remedies available to the Bank under the terms hereof or applicable law.

Repayment Upon Conversion to Base Rate. Except as otherwise provided herein, during the time of any conversion of the applicable interest rate to the Base Rate, whether temporary or permanent, and whether pursuant to an event of default or otherwise, and without compromising any other rights and remedies of the Bank, and in the absence of the Bank exercising any such other rights or remedies as may be applicable, Borrower shall continue to repay all indebtedness in accordance with the terms of the Note. The determination by the Bank of the foregoing amounts shall, in the absence of manifest error, be conclusive and binding upon Borrower.

Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental or regulatory authority has asserted that it is unlawful or otherwise impermissible for the Bank to make or maintain loans using the then-current applicable interest rate index, then, on notice thereof by the Bank to Borrower, the Bank may (i) suspend the maintaining of the loan hereunder using the then-current applicable interest rate index until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist, and/or (ii) convert the applicable interest rate for the loan hereunder to the Base Rate, subject to the terms of the section below entitled “Inability to Determine Term SOFR; Effect of

Benchmark Transition Event”.

Inability to Determine Term SOFR; Effect of Benchmark Transition Event.

(a)

If the Bank shall determine (which determination shall be conclusive and binding on Borrower) that for any reason the SOFR Loan Rate cannot be determined, other than as a result of a Benchmark Transition Event, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not make or maintain the loan hereunder using the SOFR Loan Rate until the Bank revokes such notice in writing, and until such revocation, the Bank may convert the applicable interest rate to the Base Rate, subject to the provisions below.

(b)

Benchmark Replacement. Notwithstanding anything to the contrary herein or in the Note or any related agreement, upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date prior to any setting of the then-current Benchmark, (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment or further action or consent of any other party hereto, and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, the Bank may unilaterally amend the terms of the Note to replace the then-current Benchmark with a Benchmark Replacement, with any such amendment to become effective as soon as practicable for the Bank and upon notice to the Borrower, without any further action or consent of the Borrower. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to clause (y) above will occur prior to the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 180th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 180 days after such statement or publication, the date of such statement or publication). Borrower shall pay all out-of-pocket costs (including reasonable attorneys' fees) incurred by the Bank in connection with any negotiation, documentation or enforcement of the terms hereof or any related matters contemplated in this Section titled “Inability to Determine Term SOFR; Effect of Benchmark Transition Event” (“this Section”).

(c)

Benchmark Replacement Conforming Changes. In connection with the implementation or administration of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary in the Note or in any related document or agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower or any other party hereto. The Bank shall not be liable to the Borrower for any Benchmark Replacement Conforming Changes made by the Bank in good faith.

(d)

Notices; Standards for Decisions and Determinations. The Bank will provide notification to the Borrower (which may at the Bank’s discretion be electronic, part of a billing statement, a general notice to customers or other communication) of the implementation of any Benchmark Replacement and the effectiveness of any Benchmark Replacement Conforming Changes, within a reasonable time prior to such implementation and effectiveness, as applicable. Any determination, decision or election that may be made by the Bank pursuant to this Section, including, without limitation, any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding upon the Borrower and any other parties hereto absent manifest error and may be made in the Bank’s sole discretion and without consent from the Borrower or any other party hereto, except, in each case, as expressly required pursuant to this Section, and shall not be the basis of any claim of liability of any kind or nature against the Bank by any party hereto, all such claims being hereby waived individually by each party hereto.

(e)

Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section, the Borrower may revoke (as applicable) any pending request for an advance/borrowing of, conversion to, or continuation of a loan based on the SOFR Loan Rate (or the then-current Benchmark) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request (as applicable) into a request for an advance/borrowing of or conversion to a loan that shall accrue interest at the Base Rate.

(f)

The Bank does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Bank may select information sources or services in its reasonable discretion to ascertain the Benchmark, in each case pursuant to the terms hereof, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(g)	Certain Defined Terms. As used in this Section:

1.	“Benchmark” means the SOFR Loan Rate or any subsequent Benchmark Replacement that has become effective hereunder.
2.	“Benchmark Replacement” means the first alternative set forth in the order below that is applicable and can be determined by the Bank for the applicable Benchmark Replacement Date:
1)	The sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
2)

The sum of: (a) the alternate benchmark rate that has been selected by the Bank giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities and (b) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as so determined would be less than the current benchmark rate floor with respect to the SOFR Loan Rate (if any, the “Floor”), the Benchmark Replacement will be deemed to be such Floor for the purposes hereof.

3.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

4.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Business Day,” "U.S. Government Securities Business Day,” or “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the loan evidenced hereby).

5.	“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
1)

in the case of clause (a) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

2)

in the case of clause (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the announced or stated date as of which all applicable tenors of such Benchmark will no longer be representative.

6.

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased, or will cease on a specified date, to provide such Benchmark (or all tenors of such Benchmark applicable to the loan evidenced hereby), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any applicable tenors of such Benchmark or (b) all applicable tenors of such Benchmark are or as of a specified date will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and indicating that representativeness will not be restored.

7.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section.

8.

“Daily Simple SOFR” shall mean for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (ET) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website (and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred), then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

9.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York or any successor thereto.

10.

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

11.	“SOFR Rate Day” shall have the meaning specified in the definition of Daily Simple SOFR.
12.	“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Rider and has been advised by counsel as necessary or appropriate.

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Schedule

To Variable Rate Demand Note

(Auto Dealer – Floor Plan)

Borrower:AMR Auto Holdings – SM, LLC

Bank: M&T Bank

Schedule Date: As of December 30, 2022.

This Schedule to Variable Rate Demand Note (Auto Dealer – Floor Plan) (this “Schedule”) is executed and delivered by the Borrower and the Bank in connection with, and is incorporated into and made a part of, that certain Variable Rate Demand Note (Auto Dealer – Floor Plan), dated as of December 30, 2022, together with any amendment, modification or replacement thereof (collectively, the “Note”). This Schedule defines certain terms used in the Note and adds other terms and conditions to the Loan evidenced by the Note. To the extent any provision in this Schedule may be inconsistent with any provisions in the Note, the provisions of this Schedule shall control.

Definitions. As used in this Schedule, each capitalized term shall have the meaning specified in that certain Loan Agreement (Floor Plan Financing) dated on or about December 30, 2022 and/or the Note, except as otherwise defined herein.

Advances:

(1)	Advances for New Vehicles: 100% of invoice from the Manufacturer.
(2)	Advances for Used Vehicles: 80% of NADA wholesale value.
(3)	Advances for Auction Vehicles: 100% of auction price plus applicable fees.
(4)	Advances for Loaner or Service Vehicles: 100% of auction price plus applicable fees (if Auction) or 80% of NADA wholesale value (if Used).

Allowable Age of Vehicles:

(1)	Used Vehicles: five (5) model years old and newer.
(2)	Auction Vehicles: five (5) model years old and newer.

“Authorized Person” shall mean, individually, Kevin Westfall, as Manager.

Fees:

(1)

Audit fees: $0 charged to the Borrower for the first Bank audit each month; $450 charged to the Borrower for any subsequent Bank audit within each month. Audit is for Bank use only and may not be relied upon by Borrower.

(2)	Late charges and late charge-related fees: As set forth in the Note

Curtailments:

(1)	New Vehicles: 5% monthly after twelve (12) months on floor plan.
(2)	Used Vehicles: 5% monthly after ninety (90) days on floor plan.
(3)	Auction Vehicles: 5% monthly after ninety (90) days on floor plan.
(4)	Loaner of Service Vehicles: %5 monthly after ninety (90) days on floor plan.

Notice Address of Bank Loan Officer under “Notices” Section of the Note:

M&T Bank

24 Albion Road, Suite 240

Lincoln, Rhode Island 02865

Attn.: John E. Brissette, Senior Vice President

Manufacturer(s). Reference to Manufacturer shall mean the following manufacturer of motor vehicles including all divisions and affiliates of such manufacturer: Subaru

1

If more than one Manufacturer is listed, the term “Manufacturer” shall mean collectively all of the listed Manufacturers.

Tax ID # of Borrower: 35-2604501

- balance of page intentionally left blank –

2

BORROWER:

AMR AUTO HOLDINGS – SM, LLC

By: [signature]
Name: Kevin Westfall
Title: Manager

BANK:

M&T BANK

By:____________________________
Name: John E. Brissette
Title: Senior Vice President

ACKNOWLEDGMENT

STATE OF Idaho)
:SS.
COUNTY OF Kootenai)

On the 2nd day of January, in the year 2023 before me, the undersigned, a Notary Public in and for said State, personally appeared KEVIN WESTFALL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

[signature]
Notary Public

Randee E Goodwin
Notary Public
State of Idaho
Commission No. 20211027
My Commission Expires 03/05/2027

ACKNOWLEDGMENT

STATE OF)
:SS.
COUNTY OF)

On the __________ day of _________________, in the year 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared JOHN E. BRISSETTE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____
Notary Public

3

BORROWER:

AMR AUTO HOLDINGS – SM, LLC

By:__________________________________
Name: Kevin Westfall
Title: Manager

BANK:

M&T BANK

By: John E Brissette
Name: John E. Brissette
Title: Senior Vice President

ACKNOWLEDGMENT

STATE OF)
:SS.
COUNTY OF)

On the __________ day of ________________, in the year 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared KEVIN WESTFALL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____
Notary Public

ACKNOWLEDGMENT

STATE OF R. I)
:SS.
COUNTY OF PROVIDENCE)

On the 29th day of DECEMBER, in the year 2022, before me, the undersigned, a Notary Public in and for said State, personally appeared JOHN E. BRISSETTE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

[signature]
Notary Public

JOHN H. FEDERICI
Notary Public, State of Rhode Island
My Commission Expires 11·21·23

4

LOAN AGREEMENT

(Floor Plan Financing)

Date: As of December 30, 2022

Borrower:	AMR Auto Holdings – SM, LLC, a Delaware corporation with its principal place of business located at 205 John E. Devine Drive, Manchester, New Hampshire 03103.
Bank:	M&T Bank, a New York state chartered bank, with an address of One M&T Plaza (Attn: Legal Department), Buffalo, New York 14203

WHEREAS, the Borrower wishes to enter into a floor plan arrangement with the Bank for the financing of the Borrower's acquisition of vehicles. In connection with such floor plan arrangement, the Borrower has executed and delivered to the Bank a Variable Rate Demand Note (Auto Dealer – Floor Plan) as identified below; and

WHEREAS, the Borrower and the Bank wish to enter into this Loan Agreement (this “Agreement”) to set forth certain terms and conditions with regard to the financial accommodations the Bank is extending to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Bank and the Borrower hereby agree as follows:

1.	Definitions.

Unless defined herein otherwise, all capitalized terms shall have the same meanings as set forth in the Note. In addition, the following terms shall have the indicated meanings:

“Account Pledge Agreement” shall mean the Pledge and Assignment of Deposit Account executed and delivered by the Automile Holdings, LLC to the Bank dated on or about the date hereof, as it may be amended, modified or replaced from time to time.

“Action” shall have the meaning ascribed to it in Section 10 of this Agreement.

“Affiliate” shall have the meaning ascribed to it in the Note.

“Agreement” shall have the meaning ascribed to it in the preamble to this Agreement. “Allocation” shall have the meaning ascribed to it in Section 2.2 of this Agreement. “Approval” shall have the meaning ascribed to it in Section 10 of this Agreement. “Approved Principal Amount” shall have the meaning ascribed to it in the Note.

“Auction Vehicle(s)” shall mean motor vehicles purchased by Borrower from an auto auction which are not older than the number of years set forth in the Schedule.

“Auction Vehicle Allocation” shall mean the amount of the Approved Principal Amount allocated to finance Auction Vehicles as set forth in the Note. If no portion of the Credit is allocated to Auction Vehicles or there is no stated amount for Auction Vehicles allocation in the Note, the Auction Vehicle Allocation shall be zero.

“Credit” shall have the meaning ascribed to it in the Note.

"Collateral” shall have the meaning set forth in the Security Agreement and the Account Pledge Agreement and shall include in any event, without limitation, any vehicle inventory.

“Collateral Account” shall have the meaning ascribed to it in Section 12 of this Agreement.

“Draft” shall mean drafts by the Manufacturer drawn against the Borrower's line of credit or loan limit made available by the Bank to Borrower.

“ERISA” shall have the meaning ascribed to it in Section 11(l) of this Agreement.

“Floor Plan Interest Reduction Balance” shall have the meaning ascribed to it in Section 2.6 of this Agreement.

“Floor Plan Interest Reduction” shall have the meaning ascribed to it in Section 2.6 of this Agreement.

“G.A.A.P.” shall mean, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

“Governing Documents” shall have the meaning ascribed to it in Section 10 of this Agreement. “Loan(s)” shall have the meaning set forth in the Note.

“Manufacturer(s)” shall mean the vehicle manufacturer with which the Borrower has an agreement to market vehicles. “NADA” shall mean the National Automobile Dealers Association.

“New Vehicle(s)” shall mean new unused motor vehicles purchased by Borrower directly from the Manufacturer or swapped from another automobile franchise dealership and accompanied by a Manufacturer’s statement of origin and which are not demonstrator or rental/service motor vehicles.

“New Vehicle Allocation” shall mean the amount of the Approved Principal Amount allocated to finance the purchase of New Vehicles (as set forth on the Note). If no part of the Credit is allocated to New Vehicles or there is no stated amount for New Vehicles allocation in the Note, the New Vehicle Allocation shall be zero.

“Note” shall mean that certain Variable Rate Demand Note (Auto Dealer – Floor Plan) dated on or about the date hereof, together with the Schedule, executed and delivered by the Borrower to the Bank in the face amount of the Approved Principal Amount, and any replacements, amendments, modifications, extensions, renewals or substitutions thereof.

“Obligations” shall mean any and all indebtedness or other obligations of the Borrower to the Bank in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by the Bank exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; (iii) owed by the Borrower to others and which the Bank obtained, or may obtain, by assignment or otherwise; and (iv) payable under this Agreement.

“Outstanding Principal Amount” shall have the meaning ascribed to it in the Note.

“Plan” shall have the meaning ascribed to it in Section 11(l) of this Agreement.

“Proceeds” shall mean cash and non-cash proceeds, present and future, and includes any debts owing to the Borrower by reason of the sale or other disposition of any Collateral and any cash, checks, trade-ins, accounts, chattel paper, notes, drafts, or other instruments whenever received and any items of Collateral disposed of by the Borrower which are returned to or repossessed by the Borrower.

“Schedule” shall mean that certain Schedule to Variable Rate Demand Note (Auto Dealer – Floor Plan) dated on or about the date hereof attached to and made a part of the Note, and any replacements, amendments, modifications, extensions, renewals or substitutions thereof.

“Security Agreement” shall mean the General Security Agreement executed and delivered by the Borrower to the Bank dated on or about the date hereof, as it may be amended, modified or replaced from time to time.

“Subsidiary” means any corporation or other business entity of which at least fifty percent (50%) of the voting stock or other ownership interest is owned by the Borrower directly or indirectly through one or more Subsidiaries. If the Borrower has no Subsidiaries, the provisions of this Agreement relating to the Subsidiaries shall be disregarded, without affecting the applicability of such provisions to the Borrower alone.

“Third Party Seller” has the meaning given to it in Section 4.2(c).

“Transaction Documents” shall mean this Agreement, the Note, the Security Agreement, the Account Pledge Agreement, and all documents, instruments or other agreements by the Borrower, Automile Holdings, LLC, or any guarantor in favor of the Bank in connection (directly or indirectly) with the Obligations, whether now or hereafter in existence, including promissory notes, security agreements, guaranties and letter of credit reimbursement agreements.

“Used Vehicles” shall mean motor vehicles that have been previously titled and are not older than the number of prior model years set forth in the Schedule.

“Used Vehicle Allocation” shall mean the amount of the Approved Principal Amount allocated to finance the purchase of Used Vehicles (as set forth on the Note). If no part of the Credit is allocated to Used Vehicles or there is no stated amount for Used Vehicle Allocation in the Note, the Used Vehicle Allocation shall be zero.

2.	Advances.

2.1Loans for Floor Plan Financing. Bank agrees, in its sole discretion, to make Loans to or for the account of Borrower, upon Borrower's request therefor, in an aggregate amount of up to the Approved Principal Amount as set forth in the Note or such other amounts as may from time to time be established by Bank, subject to the terms and conditions set forth herein. The Loans shall be made for the purpose of financing the purchase or carrying of inventory by the Borrower to be held by the Borrower for sale to the Borrower's customers or for such other use as approved by the Bank, all in the ordinary course of the Borrower's business. The Loans shall be evidenced by the Note.

2.2Allocation. Subject to the terms and conditions of this Agreement, the Bank shall make advances to the Borrower respecting the Loans up to the Approved Principal Amount, subject to the terms, advance rates and allocations set forth as follows. The Note sets forth the applicable allocation (the "Allocation"), if any, of the amount of the Credit available to finance New Vehicles, Used Vehicles, and Auction Vehicles.

(i)New Vehicles. The Borrower may request a Loan for the purchase of a New Vehicle as long as the aggregate outstanding principal amount of all Loans for the purchase of New Vehicles and the requested Loan does not exceed the New Vehicle Allocation.

(ii)Auction Vehicles. The Borrower may request a Loan for the purchase of an Auction Vehicle as long as the aggregate outstanding principal amount of all Loans for the purchase of Auction Vehicles and the requested Loan does not exceed the Auction Vehicle Allocation.

(iii)Used Vehicles. The Borrower may request a Loan for the purchase of a Used Vehicle as long as the aggregate outstanding principal amount of all Loans for the purchase of Used Vehicles and the requested Loan does not exceed the Used Vehicle Allocation.

2.3Increase or Decrease in Amounts of the Credit. The Bank may increase or decrease the Approved Principal Amount available under this Agreement and the Note and/or change the Allocation in its sole and absolute discretion by giving the Borrower written notice, and such change shall become effective coincidental with said notice.

2.4Overadvances. Any Loan that may be made, at the Bank’s sole discretion, in excess of the Approved Principal Amount or the applicable Allocation shall not limit the obligations of the Borrower or any of Bank’s rights or remedies hereunder or under the Transaction Documents or otherwise; all such Loans shall be due and payable to the Bank in accordance with the terms of the Note, and shall bear interest at the rate set forth in the Note. All checks or other items paid by Bank which cause an overdraft in any deposit account maintained by Borrower with Bank shall, at the option of the Bank, constitute an advance to Borrower pursuant to this Agreement respecting the Loans, repayable on demand.

2.5Advance Procedures. No advance request (request for a Loan) by Borrower will be granted unless (a) it is for the purchase of specifically-identified goods to be held by Borrower for resale to Borrower's customers or for such other use approved by the Bank, all in the ordinary course of Borrower's business; and (b) Borrower submits or causes the submission of documentation or other evidence in support of each such advance request to the Bank in form and substance as required by the Bank in its sole discretion. The Bank shall have no obligation to make an advance (a Loan) if, after giving effect to such advance, (i) the aggregate outstanding principal balance of the Loans would exceed the Approved Principal Amount or (ii) the outstanding principal balance respecting any applicable Allocations would exceed such applicable Allocation. The Bank is not obligated to pay any invoices of the Manufacturer and, in the event that the Bank declines to pay any such invoice, the Bank shall so notify the Borrower and forward such invoice to the Borrower. Each advance made by the Bank in its sole discretion shall, in any event, be subject to the conditions precedent that: (i) there has been no material adverse change (as determined by the Bank in its sole discretion) in the assets, liabilities, financial condition or business of Borrower or any guarantor of the Obligations since the date of any financial statements delivered to the Bank before or after the date of this Agreement; and (ii) the representations and warranties contained in this Agreement are true and correct in all material respects, and that the Borrower shall have so certified to the Bank. Any request for an advance shall be deemed a certification by the Borrower as to the truth and accuracy in all material respects of the representations and warranties contained in this Agreement as of the date of such request. Regardless of the form of such advance request, unless otherwise specifically agreed, the Bank may refuse, in its sole discretion and for any or no reason whatsoever to make any advance requested by Borrower.

2.6	Floor Plan Interest Reduction Balance.

a.Floor Plan Interest Reduction Balance. The Bank may, upon written request from the Borrower and confirmation by the Bank, establish for the Borrower a floor plan aggregate interest reduction payment feature (the “Floor Plan Interest Reduction Balance”). The Floor Plan Interest Reduction Balance does not constitute a deposit account, and the Borrower shall have no right or interest in any amounts in such Floor Plan Interest Reduction Balance. The Floor Plan Interest Reduction Balance is intended to permit voluntary reductions in the Outstanding Principal Amount of Loans under the Credit pursuant to this Agreement and the Note. Any amounts paid by the Borrower into the Floor Plan Interest Reduction Balance shall be available for re-advance to the Borrower only in accordance with this Section 2.6.

b.Payments and Advances. The Borrower may, at its discretion, make payments to the Floor Plan Interest Reduction Balance, which payments shall represent and be deemed to be prepayments of the Loans. So long as there is no continuing default or event of default under the Transaction Documents , or any demand by the Bank for payment thereunder, amounts in the Floor Plan Interest Reduction Balance may be re-advanced to the Borrower pursuant to Section 2.5 hereof and subject to such other procedures established by the Bank with respect to Floor Plan Interest Reduction Balance. Such advances shall be subject to all of the terms, conditions, and limitations set forth in this Section 2.6.

c.Application to Reduce Principal. For purposes of computing the interest due with respect to Loans, the Outstanding Principal Amount on account of the Loans shall be deemed reduced by the average daily amount as of the close of business on deposit in the Floor Plan Interest Reduction Balance during the period for which interest is being calculated (the “Floor Plan Interest Reduction”) and interest will be determined as set forth in Section 9.2 of this Agreement after giving effect to the Floor Plan Interest Reduction; provided, however, notwithstanding the amount on deposit in the Floor Plan Interest Reduction Balance at any time, the maximum amount of the Floor Plan Interest Reduction under this Section 2.6 shall not exceed an amount equal to 50% of the Outstanding Principal Amount of the Loans for the relevant period. Notwithstanding anything herein to the contrary, the Floor Plan Interest

Reduction shall not: (i) subject the affected Outstanding Principal Amount of Loans to the unused commitment fee, if any, applicable under this Agreement or the Note; (ii) limit or modify any principal payment requirements; (iii) reduce the Outstanding Principal Amount of Loans for purposes of determining any remaining availability under the Credit; (iv) be used for the satisfaction of any curtailment requirements, (v) impair the Bank’s discretion with respect to Loan advances; (v) impair or alter the right of the Bank to make demand for payment as set forth in this Agreement or the Note, or (vi) modify any other terms set forth elsewhere in this Agreement or the Note.

d.Termination of Floor Plan Interest Reduction Balance. At any time, upon thirty (30) days written notice to the Borrower, the Bank may terminate the Floor Plan Interest Reduction Balance, unless sooner terminated pursuant to the following sentence of this paragraph. The Bank may terminate the Floor Plan Interest Reduction Balance without prior notice upon the occurrence and during the continuance of any default or event of default, or upon demand by the Bank for immediate payment in full of the Loans. Upon any such termination of the Floor Plan Interest Reduction Balance, the amounts held therein shall be (i) applied to the payment of the Loans as set forth in Section 9 of this Agreement, or (ii) so long as no default or event of default has occurred and is continuing, and absent a demand by the Bank for payment of the Loans, at the option of the Borrower, remitted to the Borrower.

e.Bank’s Records Conclusive. No failure by the Bank in accounting for the Floor Plan Interest Reduction Balance or Floor Plan Interest Reduction shall affect the Borrower’s obligation to pay in full the principal and interest on account of the Loans and all other Obligations of the Borrower to the Bank. The records of the Bank with respect to the Floor Plan Interest Reduction Balance and calculation of the Floor Plan Interest Reduction shall be conclusive, absent manifest error.

3.	Purpose.

The proceeds of each Loan shall be used by the Borrower only to finance the purchase of New Vehicles from the Manufacturer and, if applicable, Used Vehicles and Auction Vehicles in the normal course of business in accordance with the terms of the Transaction Documents.

4.	Financing of Vehicle Inventory.

4.1New Vehicles. The Bank has entered or will enter into an appropriate agreement with each Manufacturer which will provide for the Bank to pay to the Manufacturer the purchase price for the New Vehicles the Borrower purchases from the Manufacturer; provided, however, that the Loan for the New Vehicle shall not exceed the lesser of (i) the Manufacturer's invoice price for such New Vehicle or (ii) the Borrower's acquisition price for such New Vehicle as stated in the bill of sale/invoice. Such agreements may be subject to such monetary and other limitations and contain such other terms and conditions as the Bank may now or hereafter agree to and shall be subject to change or termination by the Bank at any time without notification to or consent by the Borrower. Subject to the terms of such agreements, including, without limitation, those relating to the time and manner of payment, the Bank may pay to the Manufacturer the purchase price of each New Vehicle ordered by the Borrower from such Manufacturer upon receipt by the Bank of shipping documents, invoices or other evidence satisfactory to the Bank, in its sole discretion, of the shipment or delivery of the vehicles concerned. The Bank in no way assumes any responsibility as to the vehicles ordered by the Borrower or the shipment thereof, including, without limitation, compliance of the vehicles with the Borrower's orders, condition of vehicles, delay or failure of arrival, any action or inaction of the shipper, any matter relating to insurance during shipment, any defect in or the validity or invalidity of the shipping documents, invoices or other papers relating thereto or the liability of any party thereto, or otherwise. Payment by the Bank to the Manufacturer for the indicated purchase price shall in all cases constitute a Loan. The Bank shall advise the Borrower of the making of advances pursuant to such agreement and of the vehicles concerned in such manner and at such times as may be mutually satisfactory to the Borrower and to the Bank; provided, however, the Bank's failure to provide the Borrower with such notice shall not grant the Borrower a cause of action against the Bank or make the Bank liable to the Borrower for corresponding damages, if any. Notwithstanding any other term of the Agreement to the contrary, any draft by a manufacturer under a manufacturer drafting agreement (“Drafting Agreement”) that is funded by Bank in accordance with the terms of such Drafting Agreement shall constitute a Loan advance, for which Borrower shall be automatically liable under this Agreement, pursuant to the terms thereof. Borrower authorizes Bank to enter into, and consents to Bank entering into, a Drafting Agreement with a Manufacturer without prior review of such Drafting Agreement. If requested by Borrower in writing, for information purposes, Bank shall furnish to Borrower a copy of a Drafting Agreement related to Borrower.

a. Documentation. In the event the Borrower wants to finance the acquisition of New Vehicle inventory, the Borrower shall execute and deliver to the Bank its standard form of "Request of Advance on Dealer Owned Inventory", or such other paper or electronic form (submitted to Bank electronically or by other means) as the Bank may instruct, appropriately completed. The Bank, in its sole discretion, may approve such request and make a Loan to the Borrower in the amount requested.

4.2	Used Vehicles. This section is applicable only if there is a Used Vehicle Allocation contained in the Note.

a.Documentation. In the event the Borrower wants to finance the acquisition of Used Vehicle inventory, the Borrower shall execute and deliver to the Bank its standard form of "Request of Advance on Dealer Owned Inventory", or such other paper or electronic form (submitted to Bank electronically or by other means) as the Bank may instruct, appropriately completed. The Bank, in its sole discretion, may approve such request and make a Loan to the Borrower the amount requested.

b.Limitation on the Financing of Used Cars. The Borrower hereby agrees that financing of Used Vehicle inventory hereunder is applicable to the financing by the Borrower of any vehicle acquired by the Borrower and is subject to such other restrictions as the Bank may specify from time to time in its sole discretion and without notice to the Borrower, including, without limitation, the percentage of NADA value which the Bank will finance, the age of used cars which the Bank will finance defined in a schedule to the Note and the ratio of non-financed used vehicles to financed Used Vehicles. This section does not apply to (i) vehicles acquired directly from the Manufacturer or distributor and financed by the Bank, (ii) demonstrators financed by the Bank or (iii) vehicles which are in fact in new and unused condition but which have been acquired by purchase from another dealer and financed by the Bank. It also applies to Used Vehicles acquired in the normal course of business. For each advance request used to finance the purchase or carrying of Used Vehicles where the advance is made to Borrower or to a party other than an auction approved by the Bank, the Bank will advance no more than the lesser of: (i) Borrower's acquisition price for such Used Vehicle as stated in the bill of sale/invoice, or (ii) the percentage set forth in the Schedule, of the current NADA wholesale/trade value for such Used Vehicle.

4.3	Auction Vehicles. This section is applicable only if there is an Auction Vehicle Allocation contained in the Note.

a.Documentation. In the event the Borrower wants to finance the acquisition of Auction Vehicle inventory, the approved auction facility shall execute and deliver to the Bank a bill of sale and proof of clear title or Manufacturer’s statement of origin for every unit purchased by the Borrower, appropriately completed. The Bank, in its sole discretion, may approve such request and the Bank shall make a Loan to the Borrower the amount requested.

b.Limitation on the Financing of Auction Vehicles. The Borrower hereby acknowledges and agrees that financing of Auction Vehicle inventory hereunder is applicable to the financing by the Borrower of any vehicle acquired by the Borrower from an approved auto auction and is subject to such restrictions as the Bank may specify from time to time in its sole discretion without notice to the Borrower. This section does not apply to (i) vehicles acquired directly from the Manufacturer or distributor and financed by the Bank, (ii) demonstrators financed by the Bank, in Bank’s discretion; or (iii) vehicles which are in fact in new and unused condition but which have been acquired by purchase from another dealer and financed by the Bank.

c.Payments to Approved Third Party Sellers. Either the Borrower, or a Bank approved third party seller, including, but not limited to, an auction house (“Third Party Seller”) on behalf of the Borrower, may communicate wire instructions (a “Payment Order”) to the Bank in which to fund a Loan to be used to purchase inventory from such Third Party Seller. The Bank will verify the authenticity of the Payment Order by comparing the instructions that the Bank has on file for the Third Party Seller (if the Bank has dealt with the Third Party Seller before). If the Bank has not dealt with the Third Party Seller before, the Bank will call the financial institution indicated in the Payment Order and verify that the routing number and the account number are associated with Third Party Seller’s account at such financial institution. The Borrower agrees that the Bank’s means of authenticating the Payment Order is commercially reasonable given the Borrower’s needs and circumstances. The Borrower agrees to be bound by any Payment Oder whether or not such Payment Order is authorized or correct, as long as the Bank verifies the Payment Order in accordance with the procedures set forth in this paragraph.

4.4Dealer to Dealer Transactions. In the event the Borrower wishes to finance the acquisition of a vehicle (new, used or auction to the extent there is a New, Used or Auction Allocation, as the case may be, contained in the Note) from another automobile franchise dealership, the Borrower shall execute and deliver to the Bank its standard form of "Request of Advance on Dealer Owned Inventory" or such other paper or electronic form (submitted to Bank electronically or by other mean as the Bank may instruct), appropriately completed. The Bank, in its sole discretion, may approve such request and the Bank shall make a Loan to the Borrower the amount requested and shall be subject to the applicable Allocation.

5.	Curtailments.

The Borrower shall make such regular reductions in outstanding Loans with respect to any vehicle or vehicles (whether new, used or auction) as the Bank may specify or modify from time to time, in its sole discretion and without notice to the Borrower, including, without limitation, modification of any curtailments which may be set forth in the Schedule. Notwithstanding the application of such curtailments, the Borrower acknowledges and agrees that all amounts owing by the Borrower pursuant to the Note shall be repayable upon demand.

6.	Sale of Vehicle Inventory.

6.1Except as the Bank may otherwise consent in writing with respect to specific items of Collateral, the Borrower agrees to receive and hold all items of Collateral consisting of vehicles financed hereunder for the sole purpose of storing and exhibiting the same, at the Borrower's address specified on page one, and at the Borrower's risk of loss or injury in order to procure the sale of each item thereof in the ordinary course of business.

6.2So long as the Borrower (i) is not in default under the Transaction Documents; or (ii) has not been notified by the Bank to the contrary, the Borrower may exhibit and sell Collateral consisting of vehicles to retail buyers in the ordinary course of the Borrower's business as a retail dealer for cash and for cash and property then taken in trade; provided, however, that no sale, transfer or other disposition shall be in the ordinary course of business if it is in bulk.

6.3In any sale or other disposition of Collateral consisting of vehicles, the sale price shall not be less than the amount of the Loan made with respect to such vehicle. Notwithstanding the foregoing, from time to time the Borrower may, in the ordinary course of business sell vehicles for less than the amount of the Loan used to acquire such vehicle; provided, however, such a sale shall not relieve the Borrower from the obligation to pay the full amount of such Loan used to acquire the vehicle and deliver the Proceeds from such sale to the Bank pursuant to Section 9 of this Agreement.

7.	Demonstrators.

So long as the Borrower (i) is not in default under the Transaction Documents; or (ii) has not been notified by the Bank to the contrary, the Borrower may in the ordinary course of business allow a reasonable number (subject to the Bank's continuing review, right of modification, restriction, supervision, or termination) of items of Collateral consisting of vehicles to be used by the Borrower's salesmen, officers, other employees, relatives or persons or entities to whom the Borrower is indebted or owes obligations (as long as such indebtedness or obligations were incurred in the ordinary course of the Borrower's business) for demonstration or other purposes (including the satisfaction, in whole or in part, of debt or obligations incurred in the ordinary course of the Borrower's business). The use of a vehicle as a demonstrator shall not impair the Bank's rights in and to such vehicle, which shall continue to constitute inventory of the Borrower.

8.	Examination of Books and Records.

The Bank or its agents may at any time examine the Collateral, the Borrower's books, and records in reference to such Collateral, the sale, disposition and proceeds thereof, and the disposition of such proceeds, and make copies of such books and records.

9.	Payments.

Notwithstanding the payment obligations set forth in this paragraph, all loans and advances made respecting the Loans shall be payable to Bank on DEMAND. The Borrower shall repay the Loans as follows:

9.1Repayment. The Borrower agrees that when any item of Collateral consisting of vehicle inventory is sold or otherwise disposed of, the Borrower will immediately account to the Bank for the Proceeds and will deliver to the Bank such Proceeds and such assignments or endorsements as may be requisite or requested by the Bank upon the sooner of: (i) within three (3) business days of receipt of Proceeds or (ii) within ten (10) business days from the date of sale of Collateral, unless sold or disposed as a fleet sale to a federal, state, or municipal agency, administration, or office, then within sixty (60) business days provided that Borrower’s purchase order with said fleet customer preserves Bank’s security interest in the Collateral until receipt of Proceeds. Failure to remit Proceeds as stated above may result in the assessment of a late fee as described in the Schedule, in Bank’s discretion. The Bank shall be entitled to the Proceeds and shall have a security interest in them. Pending such accounting and delivery, the Borrower will hold the Proceeds in trust for the Bank as the Bank's property, but at the Borrower's risk, in the identical form received, and separate and apart from the Borrower's property. If all or any portion of the Proceeds or consideration for the sale of a vehicle is non-cash (including, without limitation, any satisfaction in whole or in part of an obligation owed by the Borrower), the Borrower shall immediately deliver to the Bank sufficient funds to satisfy in full all of the principal, interest, costs and expenses then unpaid with respect to the Loan used to acquire such vehicle. The provisions of this section shall not be deemed a limitation on the Bank's right to make demand at any time for payment in full of the Loans. If at any time the Outstanding Principal Amount exceeds the Approved Principal Amount, the Borrower shall immediately pay so much of the Outstanding Principal Amount, together with accrued interest on the portion being paid, as shall be necessary in order that the unpaid balance, after giving effect to such payment, shall not be in excess of the Approved Principal Amount. In any event, all amounts outstanding shall be due and payable ON DEMAND.

9.2Interest. Interest respecting the Loans will be charged to Borrower on the principal amount outstanding from time to time (and, if and to the extent applicable upon the terms and subject to the conditions and limitations (including limitations as to amount) set forth in Section 2.6 hereof, giving effect to any applicable FLAIR Reduction) at the interest rate specified in the Note in accordance with the terms of the Note. If not specified in the Note, interest will be charged at the highest rate per annum allowable under applicable law based on a 360-day year and the actual number of days elapsed.

9.3Demand. All loans and advances made respecting the Loans shall be payable to Bank on DEMAND, notwithstanding the inclusion of events of default in this Agreement or in any other Transaction Document and whether or not any event of default has occurred under any of the Transaction Documents.

9.4Authorized Persons; Advances. Any person duly authorized by a general borrowing resolution of the Borrower, or in the absence of such a resolution, the President, Treasurer or any Vice President of the Borrower, or any person otherwise authorized in this paragraph, may request discretionary loans hereunder, either orally or otherwise, but the Bank at its option may require that all requests for loans hereunder shall be in writing. The Bank shall incur no liability to Borrower in acting upon any request referred to herein which the Bank believes in good faith to have been made by an authorized person or persons. Each loan hereunder may be credited by Bank to any deposit account of Borrower with Bank or with any other bank with which Borrower maintains a deposit account, or may be paid to Borrower (or as Borrower instructs) or may be applied to any Obligations, as Bank may in each instance elect.

10.	Representations and Warranties.

The Borrower represents and warrants and, so long as this Agreement is in effect, shall be deemed to continuously represent and warrant that: (i) the Borrower and each Subsidiary (if either is not an individual) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite power to enter into this Agreement, the Note and the other Transaction Documents and to carry out the provisions hereof and thereof and has duly authorized the execution, delivery and performance of this Agreement, the Note and the other Transaction Documents; (ii) the Borrower and each Subsidiary is duly authorized to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect on its business or assets and has the power and authority to own each of its assets and to use them in the ordinary course of business now and in the future; (iii) the execution and delivery of this Agreement, the Note and the other Transaction Documents and the performance of the obligations hereunder and thereunder do not violate any provision of law, any order, rule or regulation of any court or governmental agency or its charter, articles of incorporation or bylaws or constitute a default under any material agreement or other instrument to which it is a party or by which it is bound; (iv) it has duly executed and delivered this Agreement, the Note and the other Transaction Documents and each constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms; (v) the Borrower and each Subsidiary conducts its business and operations and the ownership of its assets in compliance in all material respects with each applicable statute, regulation and other law, including environmental laws; (vi) all material approvals, including authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the “Approvals”) necessary for the conduct of the Borrower’s and each Subsidiary’s business and for the Credit have been duly obtained and are in full force and effect; (vii) the Borrower and each Subsidiary is in compliance with the Approvals; (viii) the Borrower and each Subsidiary (if either is not an individual) is in compliance in all material respects with its certificate of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other applicable organizational or governing document as may be applicable to the Borrower or a Subsidiary depending on its organizational structure (“Governing Documents”); (ix) the Borrower and each Subsidiary is in compliance in all material respects with each agreement to which it is a party or by which it or any of its assets is bound; (x) the execution, delivery and performance by the Borrower of this Agreement and all related documents, including the Transaction Documents, (1) are in furtherance of the Borrower’s purposes and within its power and authority; (2) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator with respect to the Borrower or any Subsidiary or (B) violate the Borrower’s or any Subsidiary’s Governing Documents (if either is not an individual), constitute a default under any agreement binding on the Borrower or any Subsidiary or result in a lien or encumbrance on any assets of the Borrower or any Subsidiary; and (3) if the Borrower or any Subsidiary is not an individual, have been duly authorized by all necessary organizational actions; (xi) the Borrower and each Subsidiary has good and marketable title to each of its assets free of security interests, mortgages or other liens or encumbrances, except as permitted under permitted liens or pursuant to the Bank’s prior written consent; (xii) there is no pending or threatened litigation, claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (any, an “Action”) which involves the Borrower, its Subsidiaries or their respective assets and might have a material adverse effect upon the Borrower or any Subsidiary or threaten the validity of the Loans, any Transaction Document or any related document or action; (xiii) neither this Agreement nor any certificate, financial statement or other writing provided to the Bank by or on behalf of the Borrower or any Subsidiary contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading; (xiv) the Borrower has not failed to disclose to the Bank any fact that might have a material adverse effect on the Borrower or any Subsidiary; and (xv) Borrower’s chief executive office is correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close, move or change any existing or new place of business without giving the Bank at least thirty (30) days prior written notice thereof.

11.	Covenants.
a)

Financial Reporting. So long as this Agreement is in effect, the Borrower shall deliver or cause to be delivered to the Bank: i) as soon as available, but in any event within twenty (20) days after the last day of each month, a full and complete copy of the Borrower’s dealership statement on the Manufacturer’s form of statement for the month just ended; ii) within one hundred twenty (120) days after the end of each fiscal year, consolidating and consolidated statements of the Borrower’s and each Subsidiary’s income and cash flows and its consolidating and consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be (check applicable box, if no box is checked the financial statements shall be audited):

◻ audited	⌧ reviewed or an equivalent thereof	◻ compiled

by an independent certified public accountant acceptable to the Bank; all such statements, when requested by the Bank, shall be certified by the Borrower’s chief financial officer to be correct and in accordance with the Borrower’s and each Subsidiary’s records and to present fairly the results of the Borrower’s and each Subsidiary’s operations and cash flows and its financial position at year end; (iii) with each statement of income, when requested by the Bank, a certificate executed by the Borrower’s chief executive and chief financial officers or other such person responsible for the financial management of the Borrower (A) setting forth the computations required to establish the Borrower’s compliance with each financial covenant, if any, during the statement period, (B) stating that the signers of the certificate have reviewed this Agreement and the operations and condition (financial or other) of the Borrower and each of its Subsidiaries during the relevant period and (C) stating that no event of default occurred during the period, or if an event of default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Borrower has taken with respect thereto; and (iv) from time to time such financial data and information about

Borrower, Borrower’s principals and guarantors including, but not limited to, tax returns for Borrower, principals and guarantors and audited financial statements for any such entities or persons. Failure to submit financing reporting by the due date described in this Section 11(a) may result in the assessment of a late fee as described in a schedule to the Note.

b)

Accounting; Tax Returns and Payment of Claims. The Borrower and each Subsidiary will maintain a system of accounting and reserves in accordance with G.A.A.P., has filed and will file each tax return required of it and has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

c)

Generally Accepted Accounting Principles. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting and reserves to be kept in connection with the provisions of this Agreement, shall be in accordance with G.A.A.P. consistently applied during each interval and from interval to interval; provided, however, that in the event changes in G.A.A.P. shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Borrower’s certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Borrower and the Bank shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

d)

Books and Records; Inspections. Upon reasonably prior notice by Bank, the Borrower will permit, and cause its Subsidiaries to permit, the Bank’s officers, attorneys or other agents to inspect its and its Subsidiary’s premises and the Collateral, examine and copy its records and discuss its and its Subsidiary’s business, operations and financial or other condition with its and its Subsidiary’s responsible officers and independent accountants. The Borrower hereby authorizes the Bank to directly contact and communicate with any accountant employed by Borrower in connection with the review and/or maintenance of Borrower's books and records or preparation of any financial reports delivered by or at the request of Borrower to Bank.

e)

Payments and Performance. Borrower will duly and punctually pay all Obligations becoming due to the Bank and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

f)	Operating Accounts. Maintain, and cause its Subsidiaries to maintain, all bank accounts with the Bank, at the Bank’s option.
g)

Changes in Management and Control. If the Borrower is not an individual, immediately upon any change in the identity of the Borrower’s chief executive officers or in its beneficial ownership, the Borrower will provide to the Bank a certificate executed by its senior individual authorized to transact business on behalf of the Borrower, specifying such change.

h)

Notice of Material Adverse and Other Changes. Immediately upon acquiring reason to know of (i) any event or condition that could reasonably be expected to have a material adverse effect upon the Borrower or any Subsidiary, a breach or potential breach of a covenant, representation or warranty under this Agreement, or (ii) any Action, the Borrower will provide to the Bank a certificate executed by the Borrower’s senior individual authorized to transact business on behalf of the Borrower, specifying the date(s) and nature of the event or the Action and what action the Borrower or its Subsidiary has taken or proposes to take with respect to it. Borrower will immediately notify the Bank in writing of any litigation, filing, or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of Borrower or any guarantor of the Obligations.

i)

Insurance. Maintain its, and cause its Subsidiaries to maintain, property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to the Bank, including fire and hazard, liability, workers’ compensation and business interruption insurance and flood hazard insurance as required.

j)

Taxes. Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

k)

Maintenance. Borrower will keep and maintain its properties, if any, in good repair, working order and condition. Borrower will immediately notify the Bank of any loss or damage to or any occurrence which would adversely affect the value of any such property.

l)

Pension Plans. With respect to any pension or benefit plan maintained by Borrower, or to which Borrower contributes ("Plan"), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974, P.L. 93-406, as amended ("ERISA") or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation ("Pension Benefit Guaranty Corporation"), Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended; (b) cause each Plan to pay all benefits when due; (c) furnish Bank (i) promptly with a copy of any notice of each Plan's termination sent to the Pension Benefit Guaranty Corporation (ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Internal Revenue Code of 1986, as amended and (iii) notice of any Reportable Event as such term is defined in ERISA; and (d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to Borrower.

m)

Except for that certain Purchase Agreement by and among Group 1 Automotive, Inc., GPB Portfolio Automotive, LLC, Capstone Automotive Group, LLC, Capstone Automotive Group II, LLC, Automile Parent Holdings, LLC, Automile TY Holdings, LLC and Prime Real Estate Holdings, LLC, dated as of September 12, 2021 pursuant to which Borrower’s owner, Automile Holdings, LLC, has agreed to sell substantially all of the assets of Borrower to Group 1 Automotive, Inc. (the “Group 1 Purchase Agreement”), Borrower shall not enter into a sale, assignment, transfer or delivery, by operation of law or otherwise, of all or substantially all of the assets of the Borrower to a third party;

n)

Borrower shall not, without the Bank’s prior written consent, engage in, agree to or approve (1) a plan of reorganization, (2) merger or consolidation, (3) division into (or of) one or more entities or series of entities or allocation or transfer of any of Borrower’s assets or liabilities as a result of such a division, conversion to another form of business entity or dissolution of the Borrower or cessation by Borrower as a going business concern;

o)

Further Assurances. Promptly upon the request of the Bank, the Borrower shall take, and cause its Subsidiaries to take, such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request from time to time to effectuate the purposes of the Transaction Documents and the transactions contemplated thereby, including, without limitation, causing any Subsidiary, entity or series of entities it may create hereafter through merger, division or otherwise, to execute agreements, in form and substance acceptable to the Bank, (i) assuming or guarantying the Borrower’s obligations under this Agreement and all related agreements and

(ii) pledging assets to the Bank to the same extent as the Borrower.

12.Collateral Account. On or before the date hereof, Borrower shall cause Automile Holdings, LLC (“Automile”) to deposit the sum of at least $8,750,000.00 into Automile’s account no. 9876503294 (the “Collateral Account”) with Bank and shall maintain a minimum balance of at least $8,750,000.00 at all times. The Collateral Account shall be pledged to Bank as additional collateral for the Obligations pursuant to the Account Pledge Agreement.

13.	Demand and Remedies.

Upon DEMAND, at the election of the Bank, all Obligations shall become immediately due and payable without notice. All of the Bank’s rights and remedies not only under the provisions of this Agreement but also under the provisions of any other agreement or transaction and at law or in equity shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

14.	Expenses.

The Borrower shall pay to the Bank on demand all reasonable, documented out of pocket costs and expenses (including all fees and disbursements of counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which the Bank may incur in connection with: (i) the administration of the Obligations, including any administrative fees the Bank may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of any Obligations or any guaranty thereof; (iv) the exercise, performance, enforcement or protection of any of the rights of the Bank hereunder; or (v) the failure of the Borrower or any Subsidiary to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, the Borrower shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by the Bank to the date reimbursed by the Borrower. All such costs, expenses or fees under this Agreement shall be added to the Obligations.

15.	Term.

This Agreement shall remain in full force and effect until (i) all Obligations outstanding, or contracted or committed for (whether or not outstanding), shall be finally and irrevocably paid in full and (ii) all Transaction Documents have been terminated by the Bank and is supplementary to each and every other agreement between Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

16.	Right of Setoff.

The Bank shall have the right to set off against the amounts owing under this Agreement and the other Transaction Documents any property of the Borrower, its subsidiary or any guarantor or endorser held in a deposit or other account, whether for safekeeping or otherwise, or otherwise with the Bank or its Affiliates or otherwise owing by the Bank or its Affiliates in any capacity to the Borrower, its Subsidiary or any guarantor of, or endorser of any of the Transaction Documents evidencing the Obligations. Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

17.	USA PATRIOT Act Notice.

Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (“Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Bank to identify the Borrower in accordance with the Patriot Act. The Borrower agrees to, promptly following a request by Bank, provide all such other documentation and information that Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

18.	Miscellaneous.
a)

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank at the officer’s address as set forth in the Schedule). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

b)

Indemnification. If, after receipt of any payment of all or any part of, the Obligations, the Bank is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and the Borrower shall be liable, and shall indemnify and hold the Bank harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Bank’s rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement and the Transaction Documents.

c)

Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies. All rights and remedies of the Bank pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. In the event of any irreconcilable inconsistencies, this Agreement shall control. No single or partial exercise by the Bank of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Bank.

d)

Governing Law; Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

e)

Joint and Several; Successors and Assigns. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement, and the term “the Borrower” shall include each as well as all of them. This Agreement shall be binding upon the Borrower and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, the Bank, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Bank.

f)

Waivers; Changes in Writing. No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The Borrower expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Bank (including representations to make loans to the Borrower) and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Bank. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless made specifically in writing by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by the Borrower and the Bank. The Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

g)

Waiver of Homestead. To the maximum extent permitted under applicable law, the Borrower hereby waives and terminates any homestead rights and/or exemptions respecting any of its properties under the provisions of any applicable homestead laws, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York.

h)

Deposit Collateral. The Borrower hereby grants to the Bank a continuing lien and security interest in any and all deposits or other sums of Borrower at any time credited by or due from the Bank or any of its Affiliates to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Bank or any of its Affiliates, whether for safekeeping or otherwise, or in transit to or from the Bank or any of its Affiliates (regardless of the reason the Bank or any of its Affiliates had received the same or whether the Bank or any of its Affiliates has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Bank or any of its Affiliates and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Bank or any of its Affiliates at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any of its Affiliates.

i)

Complete Agreement. This Agreement and the other Transaction Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

j)

Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until released in writing by the Bank. The Bank may transfer and assign this Agreement and deliver it to the assignee, who shall thereupon have all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement. The Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Transaction Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Transaction Documents.

k)

Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

l)

Interpretation. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to “individual” shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a “DBA”); the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Borrower agrees that in any legal proceeding, a photocopy of this Agreement kept in the Bank’s course of business may be admitted into evidence as an original.

m)	Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THE

BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO. THE BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

- balance of page intentionally left blank –

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the **Governing Law, Jurisdiction** and **Waiver of Jury Trial**, and has been advised by counsel as necessary or appropriate.

BORROWER:

AMR AUTO HOLDINGS – SM, LLC

By: ______________________
Name: Kevin Westfall
Title: Manager

BANK:

M&T BANK

By: ______________________
Name: John E. Brissette
Title: Senior Vice President

STATE OF Idaho)
:SS.
COUNTY OF Kootenai)

On 2nd day of January, in the year 2023 before me, the undersigned, a Notary Public in and for said State, personally appeared KEVIN WESTFALL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____
Notary Public

Randee E Goodwin
Notary Public
State of Idaho
Commission No. 20211027
My Commission Expires 03/05/2027

STATE OF RHODE ISLAND)
:SS.
COUNTY OF PROVIDENCE)

On ________ day of ____________________, in the year 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared JOHN E. BRISSETTE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____
Notary Public

- Signature Page – Loan Agreement (Floor Plan Financing) -

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the **Governing Law**, **Jurisdiction** and **Waiver of Jury Trial**, and has been advised by counsel as necessary or appropriate.

BORROWER:

AMR AUTO HOLDINGS – SM, LLC

By:________________________________
Name: Kevin Westfall
Title: Manager

BANK:

M&T BANK

By: John E. Brissette
Name: John E. Brissette
Title: Senior Vice President

STATE OF)
:SS.
COUNTY OF)

On _________ day of ____________________, in the year 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared KEVIN WESTFALL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____
Notary Public

STATE OF RHODE ISLAND)
:SS.
COUNTY OF PROVIDENCE)

On 29th day of DECEMBER, in the year 2022, before me, the undersigned, a Notary Public in and for said State, personally appeared JOHN E. BRISSETTE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

J. Federici
Notary Public

JOHN H. FEDERICI
Notary Public, State of Rhode Island
My Commission Expires 11-21-23

- Signature Page – Loan Agreement (Floor Plan Financing) -